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For Immediate Release                                               Exhibit 99.1



                      AMEDISYS REPORTS FIRST QUARTER PROFIT
                               VS. PRIOR-YEAR LOSS

              FIRST QUARTER DILUTED E.P.S. OF $0.32 FROM CONTINUING
               OPERATIONS REFLECT ONGOING PROFITABILITY UNDER NEW
                            MEDICARE PAYMENT SYSTEM

BATON ROUGE, Louisiana (May 1, 2001) - Amedisys, Inc. (OTC BB: "AMED"), one of America's leading home health nursing companies, today reported its financial results for the first quarter of 2001.

The Company reported net income from continuing operations, before income taxes, of $2.7 million for the three months ended March 31, 2001. Net of income taxes, the Company reported income from continuing operations of $2.4 million, or $0.32 per diluted share, for the first quarter of 2001, on revenues of approximately $26.2 million. These results compared with revenues of approximately $23.4 million and a net loss, before special items, of ($1.4 million), or ($0.42) per share, in the first quarter of 2000. The significant improvement in operating profitability was primarily attributable to the implementation of Medicare's Prospective Payment System in the fourth quarter of 2000.

"We are pleased to report that the earnings turnaround that followed the implementation of Medicare's new Prospective Payment System in October 2000 is continuing," stated William F. Borne, Chairman and Chief Executive Officer of Amedisys, Inc. "A revenue gain of 12% in the first quarter reflected growth in patient admissions, contributions from acquired home nursing agencies, and changes in the Medicare payment system. Operating income for the quarter totaled $3.2 million, or 12% of net revenue, as compared with an operating loss of ($816,000) for the same quarter of last year."

"The recent acquisition of seven home care agencies from Seton Home Health Services, Inc., as previously reported, should contribute $12-$14 million to Amedisys' annualized revenues. We are continuing to pursue an acquisition strategy that will expand the geographic scope of our services and fill in coverage gaps in our present market areas."

"We also believe that the managed care industry can benefit from our ability to provide home nursing services on a cost-effective basis," continued Borne. "Amedisys recently signed managed care contracts with United Healthcare of Alabama and United Healthcare of Georgia that cover approximately 650,000 residents in those two states. We will continue to pursue managed care contracts as we expand throughout our market areas."

"Patient admissions continued strong during the month of April, and we expect to report a profitable second quarter, compared with a loss from continuing operations in the prior-year period. We believe that Amedisys is positioned for continuing profitability as a cost-effective provider of nursing and disease state management services in the home care environment. Our strategy is to pursue both internal and external growth


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opportunities within the home nursing industry. Consistent with our goal of enhancing shareholder values, we are also applying to have our common stock listed on Nasdaq or the American Stock Exchange in the near future," concluded Borne.

THE COMPANY WILL PROVIDE FURTHER INFORMATION TODAY ON THESE RESULTS DURING A TELECONFERENCE CALL THAT IS SCHEDULED FOR 4:15 P.M. EST. TO ACCESS THIS CALL, PLEASE DIAL 888-388-8975. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE UNTIL MAY 8, 2001, BY DIALING 800-428-6051. THE ACCESS CODE IS #183994 FOR THE REPLAY.

Amedisys, Inc., a leading multi-regional provider of home health nursing services, is headquartered in Baton Rouge, Louisiana. Its common stock trades on the OTC Bulletin Board under the symbol "AMED".

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

    Additional information on this Company can be found on the World Wide Web

                             http://www.amedisys.com

                    For further information, please contact:

             John Joffrion, Senior Vice President at (225) 292-2031
                                       or
 RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via
                          e-mail at info@rjfalkner.com


                          (Financial Highlights Follow)



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                                 AMEDISYS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (DOLLAR AMOUNTS IN 000'S, EXCEPT PER SHARE AMOUNTS)

                             SELECTED FINANCIAL DATA



                                                            For the three months ended
                                                                    March 31,
                                                               2001            2000
                                                            ----------      ----------

Service revenue                                             $   26,171      $   23,418
                                                            ----------      ----------
Gross margin                                                    16,405          12,057

Total general and administrative expenses                       13,184          12,873
                                                            ----------      ----------

Operating income (loss)                                          3,221            (816)

Total other income and expense                                    (530)           (546)
                                                            ----------      ----------

Net income (loss) before income taxes,  discontinued
operations                                                       2,691          (1,362)

Estimated income tax expense                                      (267)             --
                                                            ----------      ----------

Net income (loss) before discontinued operations                 2,424          (1,362)

Income (loss) from discontinued operations,
    Net of income taxes                                           (207)             70
                                                            ----------      ----------

Net income (loss)                                           $    2,217      $   (1,292)
                                                            ==========      ==========

Basic weighted average common shares
outstanding:                                                     5,492           3,203

Basic income (loss) per common share:
   Net income (loss) before discontinued                    $     0.44      $    (0.42)
    operations
   Income (loss) from discontinued operations, net
of income taxes                                                  (0.04)           0.02
                                                            ----------      ----------

Net income (loss) per basic share                           $     0.40      $    (0.40)
                                                            ==========      ==========

Diluted weighted average common shares outstanding:
                                                                 7,577           3,203

Diluted income (loss) per common share:
   Net income (loss) before discontinued operations         $     0.32      $    (0.42)

   Income (loss) from discontinued operations, net
    of income taxes                                              (0.03)           0.02
                                                            ----------      ----------

Net income (loss) per diluted share                         $     0.29      $    (0.40)
                                                            ==========      ==========